Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V67859-P25465 GE HEALTHCARE TECHNOLOGIES INC. 500 W. MONROE STREET CHICAGO, IL 60661 GE HEALTHCARE TECHNOLOGIES INC. 2025 Annual Meeting Vote by May 27, 2025 11:59 PM ET. For shares held in a Sun Life plan, vote by May 22, 2025 11:59 PM ET. You invested in GE HEALTHCARE TECHNOLOGIES INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 28, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the proxy materials by requesting prior to May 14, 2025. If you would like to request a paper or email copy of the proxy materials or materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. There is no charge to you for requesting a copy. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 28, 2025 9:00 a.m. Central Time Virtually at: www.virtualshareholdermeeting.com/GEHC2025

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V67860-P25465 THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.proxyvote.com or request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters. 1. Election of Directors Nominees: 1a. Peter J. Arduini For 1b. H. Lawrence Culp, Jr. For 1c. Rodney F. Hochman For 1d. Lloyd W. Howell, Jr. For 1e. Risa Lavizzo-Mourey For 1f. Catherine Lesjak For 1g. Anne T. Madden For 1h. Tomislav Mihaljevic For 1i. William J. Stromberg For 1j. Phoebe L. Yang For 2. Approval of our named executive officers’ compensation in an advisory vote. For 3. Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2025. For 4. Stockholder proposal regarding stockholder ratification of certain termination pay arrangements, if properly presented. Against